Exhibit 99.1
The Howard Hughes Corporation Announces Fourth Quarter and Full Year 2010 Results
•	Net loss attributable to common stockholders totaled $(4.6) million for fourth quarter and $(69.4) million for full year 2010.

•	Impairment charges totaled $503.4 million for full year 2010.

•	Separation from General Growth Properties, Inc. (“GGP”) completed November 9, 2010.

•	The Howard Hughes Corporation raised $267 million from the issuance of common equity and warrants during fourth quarter 2010.

•	New Executive Management Team appointed.

•
The Company entered into agreements with Richmond American Homes of Nevada, Inc. and Pulte Homes of Nevada for the sale of lots in Summerlin for purchase prices of $22.2 million and $23 million, respectively.

DALLAS, April 7, 2011 — The Howard Hughes Corporation (NYSE: HHC) today announced its results for the fourth quarter and full year 2010. Howard Hughes completed its separation from GGP on November 9, 2010 and subsequently appointed a new executive management team.
On November 22, 2010, The Howard Hughes Corporation appointed David R. Weinreb as Chief Executive Officer and Grant Herlitz as President. On February 28, 2011, Howard Hughes appointed Andrew C. Richardson as Chief Financial Officer effective March 28, 2011.
Since the spin-off, the Company has achieved several key objectives and begun initiatives to position Howard Hughes to maximize value for stockholders. Highlights include the commencement of a comprehensive evaluation of all of the Company’s assets, which to date has resulted in a prioritization of those properties for which development, joint ventures, and/or sales can be initiated in the shorter term. Management has empowered local property managers to take more responsibility for their operations, with an emphasis on re-evaluating past practices and aggressively containing costs. In addition, the Company recently hired several experienced leasing professionals to drive revenues at its operating assets. Howard Hughes also made significant progress in building its independent public company infrastructure, and implementing its accounting, human resource and information technology systems.
Net loss attributable to common stockholders was $(4.6) million, or $(0.12) per share, for the fourth quarter 2010 compared with $(535.9) million, or $(14.21) per share, for the quarter ended December 31, 2009. Net loss attributable to common stockholders was $(69.4) million, or $(1.84) per share, for the year ended December 31, 2010, compared with $(703.6) million, or $(18.66) per share, for the year ended December 31, 2009.
The Howard Hughes Corporation recorded $503.4 million of non-cash impairment charges for the year ended December 31, 2010 compared to $680.3 million for the year ended December 31, 2009.

The Howard Hughes Corporation evaluates its real estate assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Recoverability means that the expected cumulative undiscounted future cash flows of an asset are less than its carrying value. The analysis ignores when the future cash flows are expected to be received while we own the assets and therefore does not consider expected economic returns. If estimated future cumulative undiscounted cash flows are less than carrying value, then the asset must be written down to its fair value. The process for deriving fair value involves discounting the expected future cash flows at a rate of return that an investor would require based on the risk profile of the cash flows and returns available in the market for other investments having similar risk. Other inputs such as appraisals and recent transactions for comparable properties may also be used. Book value for assets that have been recently impaired from an accounting perspective may more likely reflect market value than book values of assets that have not been impaired; consequently, unimpaired assets may be expected to generate above or below market returns relative to their respective book values. The lower book basis resulting from an impairment charge increases reported profitability from the asset in future periods, but has no impact on cash flow.
For a more complete description of impairments, please refer to Item 7 beginning on page 29 and Footnotes 2 and 3 to The Howard Hughes Consolidated and Combined Financial Statements contained in the Company’s Form 10-K for the fiscal year ended December 31, 2010.
David R. Weinreb, CEO of The Howard Hughes Corporation, stated “Our executive management team is optimistic about the depth, strength and quality of the Company’s development pipeline. We are establishing a comprehensive long-term strategic plan for each of our assets which will allow us to focus our resources on the most attractive opportunities within our portfolio. I believe that the Company’s unique collection of assets provides us with a great opportunity to create long-term value for our stockholders.”
ABOUT THE HOWARD HUGHES CORPORATION
The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the country. Created from a selected subset of 34 assets previously held by General Growth Properties, the Company’s properties include master planned communities, operating properties, development opportunities, and other unique assets spanning 18 states from Hawaii to New York.
Master Planned Communities
The Howard Hughes Corporation owns, develops, and sells property in four master planned communities that include over 14,000 acres of marketable land, including Summerlin in Las Vegas, Bridgeland and The Woodlands in Houston, and Columbia, Fairwood, and Emerson in Columbia Maryland.
Operating Assets
The Howard Hughes Corporation’s operating assets are primarily retail and include Ward Centers (Honolulu, HI), South Street Seaport (Manhattan, NY), Landmark Mall (Alexandria, VA), Park West (Peoria, AZ), Rio West Mall (Gallup, NM), Riverwalk Marketplace (New Orleans, LA) and Cottonwood Square (Holladay, UT).

Strategic Development Opportunities
The Howard Hughes Corporation owns a diverse pipeline of near, mid and long-term real estate developments. These range from air rights and surface parking lots to aging properties poised for redevelopment.
For more information on the company, please visit our website at: www.howardhughes.com or contact Kay Weinmann via e-mail at kay.weinmann@howardhughes.com or by telephone at (214) 741-7744.
Safe Harbor Statement
Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release related to future operating performance, the creation of long-term value for our stockholders and progress on some of the Company’s larger developments are forward-looking statements. These statements are based on management’s expectations, estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 filed today. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

The Howard Hughes Corporation
Consolidated and Combined Statements of Income (Loss)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Minimum rent	$16,577	$16,263	$66,926	$65,653
Tenant recoveries	4,676	4,815	18,567	19,642
Master Planned Community land sales	24,511	3,898	38,058	34,563
Builder price participation	781	1,867	4,124	5,687
Other land sale revenues	1,271	1,388	5,384	5,747
Other rental and property revenues	3,024	2,737	9,660	5,056

Total revenues	50,840	30,968	142,719	136,348

Expenses:
Master Planned Community cost of sales	16,387	1,871	23,388	22,020
Master Planned Community sales operations	5,388	6,611	29,041	27,042
Rental property real estate taxes	3,369	3,700	14,530	13,813
Rental property maintenance costs	1,729	1,941	6,495	5,586
Other property operating costs	10,698	9,220	37,893	34,810
Provision for doubtful accounts	681	1,358	1,782	2,539
General and administrative	9,076	4,260	21,538	23,023
Provisions for impairment	502,778	499,587	503,356	680,349
Depreciation and amortization	4,028	4,620	16,563	19,841

Total expenses	554,134	533,168	654,586	829,023

Operating loss	(503,294)	(502,200)	(511,867)	(692,675)

Interest income	251	1,202	369	1,689
Interest expense	(534)	(209)	(2,422)	(977)
Warrant liability expense	(140,900)	—	(140,900)	—

Loss before income taxes, equity in income (loss) from Real Estate Affiliates, reorganization items and noncontrolling interests	(644,477)	(501,207)	(654,820)	(691,963)

Benefit from (provision for) income taxes	651,062	(841)	633,459	23,969
Equity in income (loss) from Real Estate Affiliates	3,019	(30,326)	9,413	(28,209)
Reorganization items	(14,153)	(2,843)	(57,282)	(6,674)

Income (loss) from continuing operations	(4,549)	(535,217)	(69,230)	(702,877)
Discontinued operations — loss on dispositions	—	(939)	—	(939)

Net income (loss)	(4,549)	(536,156)	(69,230)	(703,816)
Allocation to noncontrolling interests	(81)	304	(201)	204

Net income (loss) attributable to common stockholders	$(4,630)	$(535,852)	$(69,431)	$(703,612)

Basic and Diluted Income (Loss) Per Share:
Continuing operations	$(0.12)	$(14.19)	$(1.84)	$(18.64)
Discontinued operations	—	(0.02)	—	(0.02)

Total basic and diluted income (loss) per share	$(0.12)	$(14.21)	$(1.84)	$(18.66)

Weighted Average Shares of Common Stock:
Basic	37,753	37,716	37,726	37,716
Diluted	37,753	37,716	37,726	37,716

The Howard Hughes Corporation
Consolidated and Combined Balance Sheets
(In thousands)

	December 31,
	2010	2009
	(Consolidated)	(Combined)
Assets:
Investment in real estate:
Master Planned Community assets	$1,350,648	$1,742,226
Land	180,976	193,130
Buildings and equipment	343,006	451,279
Less accumulated depreciation	(83,390)	(85,639)
Developments in progress	293,403	300,621

Net property and equipment	2,084,643	2,601,617
Investment in and loans to/from Real Estate Affiliates	149,543	140,558

Net investment in real estate	2,234,186	2,742,175
Cash and cash equivalents	284,682	3,204
Accounts receivable, net	8,154	9,145
Notes receivable	38,954	8,214
Tax indemnity receivable, including interest	323,525	—
Deferred expenses, net	6,619	7,444
Prepaid expenses and other assets	126,587	135,045

Total assets	$3,022,707	$2,905,227

Liabilities:
Liabilities not subject to compromise:
Mortgages, notes and loans payable	$318,660	$208,860
Deferred tax liabilities	78,680	782,817
Warrant liability	227,348	—
Uncertain tax position liability	140,076	66,129
Accounts payable and accrued expenses	78,836	68,062

Liabilities not subject to compromise	843,600	1,125,868
Liabilities subject to compromise	—	275,839

Total liabilities	843,600	1,401,707

Equity:
Common stock: $.01 par value; 100,000,000 shares authorized, 37,904,506 shares issued as of December 31, 2010	379	—
Additional paid-in capital	2,708,036	—
GGP equity	—	1,504,364
Accumulated deficit	(528,505)	—
Accumulated other comprehensive loss	(1,627)	(1,744)

Total stockholders’ equity	2,178,283	1,502,620
Noncontrolling interests in consolidated ventures	824	900

Total equity	2,179,107	1,503,520

Total liabilities and equity	$3,022,707	$2,905,227

Supplemental Information
December 31, 2010
Operating Assets Net Operating Income and EBT

	Three Months Ended
	December 31,		Year Ended December 31,
	2010	2009	2010	2009
		(In thousands)
Operating Assets
Ward Centers	$5,761	$4,598	$22,980	$22,152
110 N. Wacker	2,039	1,417	6,628	4,988
South Street Seaport	946	890	3,898 (1)	4,524
Columbia Office Properties	602	834	2,765	2,880
Rio West Mall	419	503	1,899	2,040
Landmark Mall	370	538	1,519	2,372
Riverwalk Marketplace	350	694	955	868
Cottonwood Square	111	92	484	507
Park West	112	(66)	366	138
Other properties	94	108	1,058	1,667

Total operating assets NOI	$10,804	$9,608	$42,552	$42,136

Straight-line and market lease amortization rent	(480)	(492)	(142)	(199)
Provisions for impairment	(80,401)	(50,541)	(80,923)	(50,964)
Depreciation and amortization	(3,909)	(4,338)	(16,017)	(17,367)
Interest, net	(3,132)	(3,203)	(16,145)	(13,957)

Operating assets EBT	$(77,118)	$(48,966)	$(70,675)	$(40,351)

(1)	Includes a $1.2 million provision for bad debt expense related to a single tenant.
Reconciliation of EBT to GAAP-basis loss from continuing operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands)
Real estate property EBT:
Operating Assets segment	$(77,118)	$(48,966)	$(70,675)	$(40,351)
MPC segment	(395,230)	(11,797)	(385,242)	(55,409)
Strategic Developments segment	(18,901)	(469,841)	(26,458)	(603,802)
Less: Real Estate Affiliates	(3,252)	33,657	(10,007)	30,622

Consolidated properties	(494,501)	(496,947)	(492,382)	(668,940)
General and administrative	(9,076)	(4,260)	(21,538)	(17,643)
Strategic Initiatives	—	—	—	(5,380)
Warrant liability expense	(140,900)	—	(140,900)	—
Benefit from (provision for) income taxes	651,062	(841)	633,459	23,969
Equity in income of unconsolidated Real Estate Affiliates	3,019	(30,326)	9,413	(28,209)
Reorganization costs	(14,153)	(2,843)	(57,282)	(6,674)

Loss from continuing operations	$(4,549)	$(535,217)	$(69,230)	$(702,877)

Operating Assets Net Operating Income (“NOI”)
The Company believes that NOI is a useful supplemental measure of the performance of its Operating Assets. We define NOI as property specific revenues (rental income, tenant recoveries and other income) less expenses (real estate taxes, repairs and maintenance, marketing and other property expenses) and excluding the operations of properties held for disposition. NOI also excludes straight line rents, market lease amortization, impairments, depreciation and other amortization expense. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the NOI of our Operating Assets may not be comparable to other real estate companies.
The Company also believes that NOI provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in occupancy rates, rental rates, and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP continuing operations or net income attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns. NOI should only by used as an alternative measure of the financial performance of such assets and not as an alternative to GAAP operating income (loss) or net income (loss) available to common stockholders.
MPC Land Sales Summary

		Land Sales		Acres Sold		Number of Lots/Units		Price per acre		Price per lot
		Year Ended December 31,
		2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
		($ in thousands)
Residential Land Sales
Columbia	Single Family - detached	$2,400	$500	2	1	12	4	$1,275	$531	$200	$125
	Townhomes	3,031	3,006	2	2	29	33	1,832	1,775	105	91
	High/Mid Apartments	—	3,125	—	8	—	164	—	379	—	19
	Single Family - detached (Fairwood)	—	15,000	—	239	—	636	—	63	—	24

Bridgeland	Single Family - detached	15,123	10,239	58	41	289	204	259	251	52	50

Summerlin	Single Family - detached	8,909	—	17	—	95	—	519	—	94	—
	Custom Lots	2,252	550	2	0	4	1	1,204	1,618	563	550

Woodlands	Single Family - detached	65,230	47,917	181	135	737	557	360	354	89	86
	Single Family - attached	988	—	4	—	52	—	279	—	19	—

Subtotal		97,933	80,337	266	426	1,218	1,599

Commercial Land Sales
Summerlin	Retail	—	4,564	—	4	—	—	—	1,047	—	—

Bridgeland	Not-for-Profit	1,600	741	20	15	—	—	80	50	—	—

Woodlands	Office and other	10,597	3,603	21	49	—	—	496	74	—	—
	Apartments and assisted living	4,879	7,150	12	19	—	—	392	370	—	—
	Retail	5,843	674	20	3	—	—	290	261	—	—
	Hotel	2,331	3,379	3	5	—	—	719	672	—	—

Subtotal		25,250	20,111	76	95

Total acreage sales revenues		123,183	100,448
Deferred Revenue		3,994	(3,409)
SID		749	248
Venture partner’s share The Woodlands partnership acreage sales		(42,687)	(29,794)

Total MPC segment land sales revenues		$85,239	$67,493